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                        CONSENT OF INDEPENDENT AUDITORS


The Board of Trustees of Scudder Weisel Capital Entrepreneurs Fund:

We consent to the reference to our firm under the heading "Independent Auditors" in the Statement of Additional Information.

/s/ KPMG LLP
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Boston, Massachusetts
January 2, 2001